THIRD AGREEMENT OF AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Agreement of Amendment to Loan and Security Agreement ("Amendment") is effective June 30, 2017 by and among GERBER FINANCE INC., a New York corporation, having an office at 488 Madison Avenue, New York, New York 10022 ("Lender"), KBS BUILDERS, INC., a Delaware corporation, having an address of 300 Park Street, South Paris, Maine 04281, ("Borrower"); and ATRM HOLDINGS, INC., a Minnesota corporation, having an office at 5215 Gershwin Avenue N., Oakdale, Minnesota 55128 ("Guarantor").

RECITALS

A.    Borrower has executed and delivered to Lender a certain Promissory Note, dated February 23, 2016, in the original maximum principal sum of Four Million Dollars ($4,000,000.00), (the "Note") payable to the order of Lender.

B.    In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrower to Lender, Lender and Borrower have executed, among other things, a Loan and Security Agreement dated as of February 23, 2016, as amended by the Agreement of Amendment to Loan and Security Agreement dated as of November 30, 2016 and a Second Agreement of Amendment dated as of November 30, 2016 ("Loan Agreement").

C.    By having executed the Loan Agreement as a Corporate Credit Party, Guarantor has unconditionally guaranteed all obligations of Borrower to Lender.

D.    For purposes of convenience, the Note, Loan Agreement, and related collateral agreements, certificates and instruments are collectively referred to as the "Credit Documents".

E.    Maine Modular Haulers, Inc. transferred all its remaining assets to KBS Builders, Inc. and dissolved on March 21, 2017.

F.    Borrower has requested a modification to the Loan Agreement.

G.    Lender and Borrower wish to clarify their rights and duties to one another as set forth in the Credit Documents.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.    Lender and Borrower reaffirm, consent and agree to all of the terms and conditions of the Credit Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Credit Documents are hereby expressly modified by this Amendment.

2.    In the case of any ambiguity or inconsistency between the Credit Documents and this Amendment, the language and interpretation of this Amendment is to be deemed binding and paramount.

3.    The Credit Documents (and any exhibits thereto) are hereby amended as follows:

A.     As to the Loan Agreement:

(i)    Section 1.1 is hereby amended to read as follows with respect to the following definitions:

“Eligible Finished Goods Inventory” means Inventory owned by Borrower which Lender, in its sole and absolute discretion, determines: (a) is subject to a first priority perfected Lien in favor of Lender and is subject to no other Liens whatsoever other than Permitted Liens; (b) is located on premises owned or operated by Borrower; (c) is located on premises with respect to which Lender has received a landlord, mortgagee or warehouse agreement acceptable in form and substance to Lender; (d) is not in transit; (e) is not covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Lender; (f) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory Governmental Authority over such Inventory, its use or sale including the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (g) is currently (i) fully assembled, completed and saleable and has been sold but not yet invoiced or delivered to a particular customer of the Borrower and (ii) for which title remains with Borrower; (h) is not placed by Borrower on consignment or held by Borrower on consignment or other claim or offset from another Person; (i) is in conformity with the representations and warranties made by Borrower to Lender with respect thereto; (j) is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties; (k) does not require the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory by Lender following an Event of

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Default and such completion, manufacture or sale does not constitute a breach or default under any contract or agreement to which Borrower is a party or to which such Inventory is or may be subject; (l) is not work-in-process, Eligible Raw Materials Inventory, or otherwise raw materials; (m) is covered by casualty insurance acceptable to Lender; (n) is not obsolete, defective or slow moving inventory; (o) is not packing or sample inventory; and (p) not to be ineligible for any other reason.”

“Eligible Raw Material Inventory” means Inventory owned by Borrower which Lender, in its sole and absolute discretion, determines: (a) is subject to a first priority perfected Lien in favor of Lender and is subject to no other Liens whatsoever other than Permitted Liens; (b) is located on premises owned or operated by Borrower; (c) is located on premises with respect to which Lender has received a landlord, mortgagee or warehouse agreement acceptable in form and substance to Lender; (d) is not in transit; (e) is not covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Lender; (f) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory Governmental Authority over such Inventory, its use or sale including the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (g) is currently either usable or can be assembled as components of

Eligible Finished Goods Inventory in the normal course of Borrower’s business; (h) is not placed by Borrower on consignment or held by Borrower on consignment or other claim or offset from another Person; (i) is in conformity with the representations and warranties made by Borrower to Lender with respect thereto; (j) is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties; (k) does not require the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory by Lender following an Event of Default and such completion, manufacture or sale does not constitute a breach or default under any contract or agreement to which Borrower is a party or to which such Inventory is or may be subject; (l) is not work-in-process, Eligible Finished Goods Inventory, or otherwise finished goods; (m) is covered by casualty insurance acceptable to Lender; (n) is not obsolete, defective or slow moving inventory; (o) is not packing or sample inventory; (p) consists of useable parts, component parts or building materials (excepting shop

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supplies and consumables) used in the business of Borrower on terms acceptable to Lender; and (q) not to be ineligible for any other reason.”

“Equipment Availability” means the amount of Revolving Credit Advances against Eligible Equipment Lender may from time to time make available to Borrower up to seventy percent (70%) of the appraised forced liquidation value of $584,850 (as of April 1, 2017) which was determined by an appraiser acceptable to Lender of Borrower’s Eligible Equipment, which amount shall be reduced in equal monthly installments over a 36 month period commencing April 1, 2017.”

“Inventory Availability” means the amount of Revolving Credit Advances against Eligible Inventory Lender may from time to time make available to Borrower up to the lesser of (a) up to the sum of (i) the lesser of (A) fifty percent (50%) of the value of Borrower’s Eligible Finished Goods Inventory (calculated on the basis of lower of cost or market on a first-in first-out basis) less deposits or (B) $250,000, plus up to (ii) the lesser of (A) thirty percent (30%) of the value of Borrower’s Eligible Raw Material Inventory (calculated on the basis of the lower of cost or market, on a first-in first-out basis) or (B) $200,000; or up to (b) a multiple of one and one quarter (1.25) times the amount of Accounts Availability.”

“Permitted Overadvance” means an advance from time to time permitted by Lender to Borrower in accordance with the provisions of Section 2.1 hereof and in an amount, subject to Accounts Availability, equal to the amount of otherwise Eligible Accounts which exceeds the Borrowing Base evidenced by a Borrowing Base Certificate delivered to Lender.”

“Real Estate Availability” means up to the lesser of (a) seventy percent (70%) of the fair market value of the Eligible Real Estate or (b) $2,000,000 less $8,333.33 per month commencing thirty (30) days after the effective date of the Third Agreement of Amendment to Loan and Security Agreement (“Third Amendment”) subject to the deposit by Guarantor of cash Collateral into the Collateral Account of the Borrower subject to the security interest of Lender, free and clear of any other security interests including that of Guarantor, in an amount equal to twice the increase in Availability from the definition prior to the date of the Third Amendment; such deposit to be treated

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as an equity investment from Guarantor to Borrower subject to the terms of the Subordination Agreement.”

“Reserves” means reserves established by Lender from time to time in its good faith credit judgment, including to protect Lender’s interest in the Collateral, to protect Lender against possible non-payment of Accounts for any reason by Account Debtors, to protect against the diminution in value of any Collateral, to protect Lender against the possible non-payment of any Obligations, to protect Lender for any unpaid taxes, to protect Lender in respect of any state of facts that could constitute a Default or Event of Default and to protect Lender for any Letter of Credit Obligations.”

“Restricted Payment” means: (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of any Credit Party’s Stock; (ii) any payment or distribution made in respect of any Subordinated Debt of any Credit Party in violation of any subordination or other agreement made in favor of Lender; (iii) any payment on account of the purchase, redemption, defeasance or other retirement of any Credit Party’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly, other than payment of Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practice as disclosed to Lender in writing; or (iv) any payment, loan, contribution, or other transfer of funds or other property by the Borrower to or for the benefit of Guarantor, any Stockholder, any Affiliate of any Credit Party, or to any other Person, or for any expenses, fees or other obligations thereof, which is not expressly and specifically permitted in this Agreement; provided, that (x) no payment to Lender shall constitute a Restricted Payment and (y) no payment, loan, contribution or transfer of funds or other property from ATRM Holdings, Inc. to Borrower shall constitute a Restricted Payment so long as governed by and subject to a Subordination Agreement executed by ATRM Holdings, Inc. effective June 30, 2017 as may be amended in writing by the parties.”

“Subordinated Debt” means any note, document, instrument or agreement now or any time hereafter executed and/or delivered by any Credit Party with or in favor of any Subordinated Lender which evidences the principal, interest and other amounts owed by a Credit Party to such Subordinated Lender.”

“Subordinated Lender” means collectively, any Person who enters into a Subordination Agreement with Lender with respect to amounts

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owed by any Credit Party to such Subordinated Lender, including but not limited to ATRM Holdings, Inc. and Premier Bank”

(ii)    Section 2.1(a) is hereby amended to read as follows:

“(a)(i)    Subject to the terms and conditions set forth herein and in the Credit Documents, Lender may, in its sole discretion, make revolving credit advances (the "Revolving Credit Advances") to Borrower from time to time during the Term which, in the aggregate at any time outstanding together with all outstanding Letter of Credit Obligations, will not exceed the lesser of (x) the Maximum Revolving Amount or (y) an amount equal to the Borrowing Base.

(a)(ii)    On such terms and conditions set forth in Section 2.1 (a)(i), Lender may, in its sole discretion, make a Permitted Overadvance until not later than December 31, 2017 or such later date that Lender may approve in writing) provided that (x) the amount of the Permitted Overadvance is fully secured by cash Collateral provided by Guarantor to Lender by means of the deposit of such cash Collateral into the Collateral Account of Borrower subject to the security interest of Lender herein provided and (y) the cash Collateral is free and clear of any other security interest including that of Guarantor. On or prior to December 31, 2017 (or such later date that Lender may approve in writing), the Permitted Overadvance shall be repaid by Borrower to Lender. Promptly following such repayment, but not later than five (5) Business Days thereafter, the cash Collateral provided by Guarantor. shall be returned by Lender if there then exists no Event of Default or would result due to such return of cash Collateral. At all times the cash Collateral of Guarantor shall secure the guaranty of Guarantor, provided in Section 13.5 hereof.”
(iii)    Section 8.1(e) is hereby amended to read as follows:

“(e)    together with each request for a Loan (but in no event later than the third day of each month) and at such intervals as Lender may request a Borrowing Base Certificate as of the last day of the immediately preceding Fiscal Month, or more current date if available, detailing (i) the calculation of the Borrowing Base, (ii) ineligible Accounts and Inventory for adjustment to the Borrowing Base, and (iii) a report on any sales or use tax liabilities due from Borrower together with a copy of Borrower’s sales tax ledger, all certified as true and correct by the President or Chief Financial Officer of Borrower;”
(iv)    Section 8.1(j) is hereby added as follows:

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“(j) not later than the twentieth (20th) day following (i) a calendar quarter through September 30, 2017 and (ii) thereafter, each calendar month or more frequently as Lender may then reasonably determine, a physical count of Inventory on hand on such forms and together with such detail as Lender may require.”
(v)    Section 8.2 is hereby amended as follows:

“8.2    Financial Covenants. No Credit Party shall breach any of the financial covenants set forth in Schedule III without Lender’s prior written consent from the Closing Date until the Termination Date.”

(vi)    Schedule III (Financial Covenants), Section 2 is hereby amended as follows:

“2.    Distributions. No distributions, transfers, payments, advances, or contributions of cash or property shall be made or effected which would constitute a Restricted Payment.”

4.     Borrower and the Guarantor represent and warrant that as of the date hereof, no Default or Event of Default pursuant to or defined in any of the Credit Documents has occurred and is continuing other than as addressed in a Second Agreement of Amendment to Loan and Security Agreement executed by Lender, Guarantor, EdgeBuilder, Inc. and Glenbrook Building Supply, Inc. Lender agrees to waive this Event of Default through July 31, 2017 as therein provided. Borrowers and Credit Parties hereby consent and agree to the terms of this waiver and that no waiver, forbearance, delay or inaction by Lender in the exercise of its rights and remedies, and no continuing performance under the Credit Documents (a) constitutes a modification or an alteration of any of the other terms, conditions or covenants thereof, all of which remain in full force and effect; or (b) constitutes a waiver, release or limitation upon Lender's exercise of any of its other rights and remedies thereunder, all of which are hereby expressly reserved; or (c) relieves or releases Credit Parties from any of their respective duties, obligations, covenants or agreements under the Credit Documents.

5.    Capitalized terms used in this Amendment which are not otherwise defined herein have the meaning ascribed thereto in the Credit Documents.

6.    The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Amendment.

7.    This Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties. This Amendment is not assignable by Borrower or Guarantor without the prior written consent of Lender.

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8.    To the extent that any provision of this Amendment is determined by any court or legislature to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage. If that occurs, it does not have the effect of rendering any other provision of this Amendment invalid or unenforceable. This Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

9.    This Amendment may only be changed or amended by a written agreement signed by all of the parties hereto. By the execution of this Amendment, Lender is not to be deemed to consent to any future renewal or extension of the Loans. This Amendment is deemed to be part of and integrated into the Credit Documents.

10.    THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

11.    The parties to this Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Amendment, the enforceability and interpretation of the terms contained in this Amendment and the consummation of the transactions and matters covered by this Amendment.

12.    Borrower agrees to pay all attorneys' fees and other costs incurred by Lender or otherwise payable in connection with this Amendment (in addition to those otherwise payable pursuant to the Credit Documents), which fees and costs are to be paid as of the date hereof.

13.    This Amendment may be executed in any number of counterparts, each of which when so executed is deemed to be an original and all of which taken together constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

THE BORROWER, FOR ITSELF, ITS SUBSIDIARIES (IF ANY) AND THE GUARANTOR AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AMENDMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS AMENDMENT.

[Remainder of Page Left Intentionally Blank – Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have signed this Amendment.

KBS BUILDERS, INC.

By:
Daniel M. Koch
                                President

ATRM HOLDINGS, INC.

By:
Daniel M. Koch
                                President

(Signatures continued on next page)

[Signature Page to Third Agreement of Amendment to Loan and Security Agreement]

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(signatures continued)

GERBER FINANCE INC.

By:
Jennifer Palmer
President

[Signature Page to Third Agreement of Amendment to Loan and Security Agreement]

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